Exhibit 99.1

Mannatech, Inc. Pre-Announces Second Quarter, 2007 Results

Preliminary net sales up 6%

Significant earnings decline expected from higher operational expenses

Coppell, TX, July 27, 2007 – Mannatech, Incorporated (NASDAQ: MTEX) today announced that it expects to report preliminary record net sales of $111.2 million for second quarter, 2007, an increase of 6% compared to $104.8 million for the same period in 2006. Preliminary earnings per diluted share for the second quarter, 2007 are expected to range from $0.04 to $0.06 compared to earnings per diluted share of $0.31 in second quarter, 2006. The decrease in earnings was due primarily to higher operating expenses associated with implementation of the company’s new global ERP system, also resulting in increases in commissions and incentives, cost of goods sold, and higher legal expenses. The total independent Associate and Member count based on a 12-month trailing period increased to 569,000 for second quarter, 2007 compared to 526,000 at the end of the second quarter of 2006.

Sam Caster, Chairman and CEO, said, “Our solid top-line growth was driven by an 8% increase in independent Associates and Members in the quarter, coupled with substantial Optimal Skin Care System pack orders. On a quarterly basis, we added the largest number of new independent Associates and Members since the second quarter of 2006. At the same time, we experienced an increase in depreciation and significant unexpected start-up expenses associated with the new global ERP system which went live in early April.”

Mannatech Schedules Second Quarter 2007 Earnings Release and Conference Call

Mannatech’s second quarter, 2007, results will be released on Wednesday, August 8, 2007. The company will host a conference call to discuss the announcement with investors on Thursday, August 9, 2007, at 9:00am Central Daylight time, 10:00am Eastern Daylight time.

The live call will be webcast and can be accessed through Mannatech’s corporate website, www.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call. The toll-free replay number is 877-660-6853 (International: 201-612-7415); the account # to access the call is 286 and the conference ID# is 247875. The call will also be archived on Mannatech’s corporate website for 30 days.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com